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                                                                  Exhibit 10.36




                             ST. PAUL BANCORP, INC.

                       ST. PAUL FEDERAL BANK FOR SAVINGS

                      EMPLOYEE SEVERANCE COMPENSATION PLAN
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                             ST. PAUL BANCORP, INC.

                       ST. PAUL FEDERAL BANK FOR SAVINGS

                      EMPLOYEE SEVERANCE COMPENSATION PLAN


                               Table of Contents

                                                          Page
                                                          ----
ARTICLE I      Establishment and Purpose.................   1

ARTICLE II  Definitions

         2.1   "Act".....................................   1
         2.2   "Administrator"...........................   1
         2.3   "Affiliate................................   1
         2.4   "Authorized Leave of Absence".............   2
         2.5   "Bank"....................................   2
         2.6   "Beneficiary".............................   2
         2.7   "Benefits"................................   2
         2.8   "Board of Directors" or "Board"...........   2
         2.9   "Change in Control".......................   2
         2.10  "Compensation"............................   4
         2.11  "Date of Transaction".....................   4
         2.12  "Effective Date"..........................   4
         2.13  "Eligible Employee".......................   4
         2.14  "Employee.................................   4
         2.15  "Employer"................................   4
         2.16  "Holding Company".........................   4
         2.17  "Named Fiduciary".........................   4
         2.18  "Notice of Termination"...................   4
         2.19  "Participant".............................   4
         2.20  "Plan"....................................   4
         2.21  "Years of Benefit Service."...............   4

ARTICLE III  Eligibility for Benefits

         3.1   Termination Following Change in Control...   5
         3.2   Disability................................   5
         3.3   Cause.....................................   5
         3.4   Good Reason...............................   6
         3.5   Requirement of Notice of Termination......   6
         3.6   Duration of Participation.................   6
         3.7   Reemployment..............................   7
         3.8   Transfer of Employment....................   7
         3.9   Authorized Leave of Absence...............   7

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
                                                         Page
                                                         ----
ARTICLE IV  Benefits

         4.1   Severance Compensation Upon Termination...   7
         4.2   Duty to Mitigate Damages..................   8
         4.3   Allocation to Employer....................   9
         4.4   Deduction of Taxes from Amounts Payable...   9
         4.5   Facility of Payment.......................   9
         4.6   Payment of Benefit Conditional
               on Execution of Release...................   9

ARTICLE V   Administration

         5.1   Authority and Responsibility of
                the Administrator........................  10
         5.2   Administrator Duties......................  10
         5.3   Records...................................  11
         5.4   Administrator Decisions Final.............  11
         5.5   Administrator as Agent....................  11
         5.6   Plan Expenses.............................  11
         5.7   Correction of Error.......................  11
         5.8   Allocations and Delegations of
                Responsibility...........................  11
         5.9   Misrepresentations........................  12

ARTICLE VI  Claims Procedure

         6.1   Initial Claim for Payment.................  12
         6.2   Review of Claim Denial....................  12

ARTICLE VII Adoption and Withdrawal from Plan

         7.1   Procedure for Adoption....................  13
         7.2   Procedure for Withdrawal..................  13

ARTICLE VIII  Duration, Amendment and Termination

         8.1   Duration..................................  13
         8.2   Amendment and Termination.................  14
         8.3   Form of Amendment.........................  14

ARTICLE IX  Miscellaneous Provisions

         9.1   Successor to the Holding Company or the
                Bank ....................................  14
         9.2   Liquidation...............................  14
         9.3   Indemnification...........................  15
         9.4   Nonalienation of Payment..................  15
         9.5   Contract of Employment....................  15
         9.6   No Effect on Other Contractual Rights.....  15
         9.7   Regulatory Considerations.................  15

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
                                                          Page
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
         9.8   Source of Payment.........................  16
         9.9   Headings..................................  17
         9.10  Invalidity of Certain Provisions..........  17
         9.11  Law Governing.............................  17
         9.12  Limitation on Liability...................  17
         9.13  Prior Benefits............................  17
         9.14  Notices...................................  17
         9.15  Destruction of Records....................  18
         9.16  Gender and Number.........................  18
         9.17  Arbitration...............................  18

                             ST. PAUL BANCORP, INC.
                       ST. PAUL FEDERAL BANK FOR SAVINGS

                      EMPLOYEE SEVERANCE COMPENSATION PLAN


                                   ARTICLE I

                           ESTABLISHMENT AND PURPOSE


         WHEREAS, the Boards of Directors of St. Paul Bancorp, Inc. and St. Paul Federal Bank For Savings have established, effective on the Effective Date, this Employee Severance Compensation Plan for the purpose of providing severance benefits to eligible employees upon their termination of employment following a Change in Control of the Holding Company or the Bank.

         NOW, THEREFORE, the Holding Company and the Bank hereby create this separate Plan document for the purpose of providing Eligible Employees of the Employer with severance benefits in the event of a Change in Control. Any prior oral or written declarations of this Plan or predecessor plans or portions thereof are hereby expressly amended, restated or revoked, as appropriate, in order to effectuate the Holding Company's and the Bank's intent that this written instrument (as may be amended from time to time) shall be the sole embodiment of the Plan. No covered individual shall have any right or claim with respect to the severance benefits provided under this Plan other than in accordance with this Plan document.


                                   ARTICLE II

                                  DEFINITIONS


         When used herein in a capitalized form, the following words shall be deemed to have the following meanings unless the context clearly indicates otherwise:

         2.1 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

         2.2 "Administrator" of the Plan within the meaning of the Act shall be those individuals constituting the Organizational Planning Committee of the Board of Directors of the Bank immediately prior to the occurrence of the Change in Control.

         2.3 "Affiliate" means the Holding Company, the Bank, any future parent of the Bank, each of the present or future subsidiaries of the Holding Company and the Bank in which the Holding Company or the Bank has or acquires a controlling interest by reason of stock ownership, membership or otherwise, and each of the present or future trades or businesses, other than a subsidiary, in which the Holding Company or the Bank has or acquires a direct or indirect controlling interest, and any subsidiaries or other trades or businesses of any future parent of the Bank in which the parent holds a controlling interest.

     2.4 "Authorized Leave of Absence" means an absence, with or without compensation, authorized by the Employer or the Affiliate under its standard personnel practices, provided the Employee returns to employment with the Employer or the Affiliate within the period specified for the absence.

     2.5 "Bank" means St. Paul Federal Bank For Savings. The Bank is a wholly-owned subsidiary of the Holding Company.

     2.6 "Beneficiary" means the Participant's spouse on his date of death or, if none, the Participant's estate.

     2.7 "Benefits" means the employee welfare or severance benefits described in Article IV herein. The Benefits described in Article IV which represent a severance benefit are unfunded commitments of the Employer.

     2.8 "Board of Directors" or "Board" means, collectively, the Board of Directors of the Holding Company and the Bank and, individually, each of its directors or such officer or officers of the Holding Company and the Bank to whom the Board may delegate its duties hereunder.

     2.9 "Change in Control" shall be deemed to have occurred, for purposes of the Plan, if (i) any person becomes the beneficial owner of twenty-five percent (25%) or more of the total number of voting shares of the Holding Company; (ii) any person has received the approval of the Office of Thrift Supervision ("OTS") under Section 10 of the Home Owners' Loan Act, as amended, or regulations issued thereunder, to acquire control of the Holding Company; (iii) any person has received approval of the OTS under Section 7(j) of the Federal Deposit Insurance Act, as amended, or regulations issued thereunder, to acquire control of the Holding Company; (iv) any person has entered into a binding agreement to acquire (by means of stock purchase, cash tender or exchange offer, merger or other business combination) beneficial ownership of twenty-five percent (25%) or more of the total number of voting shares of the Holding Company, whether or not the requisite approval for such acquisition has been received under the Home Owners' Loan Act, as amended, the Federal Deposit Insurance Act, as amended, or the respective regulations issued thereunder, provided that a Change in Control will not be deemed to have occurred under this clause (iv) unless the Board of Directors of the Holding Company has made a





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determination that such action constitutes or will constitute a change in control, and further provided that a Change in Control shall no longer be deemed to have occurred upon the termination of such agreement for any reason whatsoever; (v) any person becomes the beneficial owner of ten percent (10%) or more, but less than twenty-five percent (25%), of the total number of voting shares of the Holding Company, provided that the OTS has made a determination that such beneficial ownership constitutes a change of control of the Holding Company under the Home Owners' Loan Act, as amended, or the regulations promulgated thereunder; (vi) any person (other than persons named as proxies solicited on behalf of the Board of Directors of the Holding Company) holds irrevocable proxies for twenty-five percent (25%) or more of the total number of voting shares of the Company, provided that a Change in Control will not be deemed to have occurred under this clause (vi) unless the Board of Directors of the Holding Company has made a determination that such action constitutes or will constitute a Change in Control; or (vii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested proxy solicitation or election, or any combination of the foregoing transactions, the persons who were directors of the Holding Company before such transaction shall cease to constitute at least two-thirds of the Board of Directors of the Holding Company or any successor institution. For purposes of this Section, a "person" includes an individual, corporation, partnership, trust or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934. A Change in Control of the Bank, for purposes of this Plan, shall be deemed to have taken place if the Holding Company's beneficial ownership of the total number of voting shares of the Bank is reduced to less than fifty percent (50%).

         Notwithstanding anything to the contrary contained herein, a Change in Control shall no longer be deemed (as of the time of the determination of the Board referred to below) to have occurred for the purposes of this Plan by virtue of any transaction or event which terminates or ceases to exist, with respect to which the Board of Directors of the Holding Company, by resolution adopted by the affirmative vote of at least two-thirds (2/3's) of the members of the Board of Directors of the Holding Company in office immediately prior to such transaction or event, shall specify that such transaction or event shall no longer be deemed to constitute a Change in Control of the Holding Company for purposes of this Agreement; provided that at the time of making a determination under this subsection the Board of Directors may attach such terms and conditions to its determination as it shall, in its discretion, deem appropriate; and provided further that the provisions of this paragraph shall not be applicable to any transaction or event pursuant to which any person becomes the beneficial owner of fifty percent (50%) or more of the total number of voting shares of the Holding Company.





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     2.10           "Compensation" means the sum of (i) the Eligible Employee's salary or wages at the annual rate in effect at the time of his termination, but not less than the amount paid to the Eligible Employee during the twelve-month period preceding his termination; plus (ii) any commissions and/or bonuses paid to the Eligible Employee during the twelve-month period prior to his termination.

     2.11 "Date of Termination" shall mean, if an Eligible Employee's employment is terminated, the date on which a Notice of Termination is given.

     2.12 "Effective Date" means the date of any Change in Control occurring on or after January 1, 1994.

     2.13 "Eligible Employee" means any Employee who has completed at least five (5) Years of Benefit Service, excluding any person who is a party to a written employment agreement or termination or severance agreement with the Employer.

     2.14 "Employee" means any person who is a common-law employee of an Employer on or after the Effective Date and employed by an Employer on a full-time basis.

     2.15 "Employer" means the Bank and, on and after its designation as an "Employer" pursuant to Article VII of this Plan, any Affiliate which has been designated as such.

     2.16 "Holding Company" means St. Paul Bancorp, Inc., a corporation organized under the laws of the State of Delaware.

     2.17 "Named Fiduciary" of the Plan within the meaning of Section 402(a) of the Act shall be the Administrator.

     2.18 "Notice of Termination" means a written notice which shall indicate the specific termination provision of Section 3.2, 3.3 or 3.4 relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Eligible Employee's employment under the provision so indicated.

     2.19 "Participant" means an Eligible Employee who is entitled to receive Benefits under the Plan, as provided in Article III.

     2.20 "Plan" means the Employee Severance Compensation Plan, as stated herein, and as hereafter may be amended from time to time.

     2.21 "Years of Benefit Service" means an Employee's period of continuous, uninterrupted full-time employment by an Employer or an Affiliate, including Authorized Leaves of Absence, beginning on the Employee's most recent date of hire and ending on the Employee's Date of Termination. Any of an Employee's Years of Benefit Service





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
applied to calculate Benefits paid pursuant to this Plan shall be disregarded if such Employee is again employed and becomes a Participant pursuant to
Article III.

                                  ARTICLE III

                            ELIGIBILITY FOR BENEFITS


     3.1 Termination Following Change in Control. If a Change in Control shall have occurred while the Eligible Employee is still an Employee of an Employer, the Eligible Employee shall be entitled to the Benefits described in Article IV upon the subsequent termination of the Eligible Employee's employment with the Bank within one (1) year of the date upon which the Change in Control shall have occurred unless such termination is as a result of (i) the Eligible Employee's death; (ii) the Eligible Employee's Disability (as defined in 3.2); (iii) the Eligible Employee's termination by the Employer for Cause (as defined in Section 3.3); or (iv) the Eligible Employee's decision to terminate employment other than for Good Reason (as defined in Section 3.4).

     3.2 Disability. If, as a result of the Eligible Employee's incapacity due to physical or mental illness, the Eligible Employee shall qualify for benefits under his Employer's short-term disability plan or long-term disability plan and shall have been absent from his duties with the Employer on a full-time basis for a continuous period of six (6) months, commencing with the date of Change in Control or the first day of such absence (whichever is later) and if, within thirty (30) days after written notice of termination is thereafter given by the Employer, the Eligible Employee shall not have returned to the full-time performance of the Eligible Employee's duties, the Employer may terminate the Eligible Employee's employment for "Disability" without the Eligible Employee's being entitled to the Benefits described in Article IV.

     3.3 Cause. An Employer may terminate the Eligible Employee's employment for Cause without the Eligible Employee's being entitled to the Benefits described in Article IV. An Employer shall have "Cause" to terminate the Eligible Employee's employment under the Plan only on the basis of (a) personal dishonesty, (b) incompetence, (c) reckless, willful or grossly negligent misconduct, (d) breach of fiduciary duty involving personal profit,
(e) the Eligible Employee's continued failure substantially to perform his duties with an Employer (other than any such failure resulting from his incapacity due to physical or mental illness or any such failure resulting from the Eligible Employee's termination for Good Reason), (f) the Eligible Employee's willful engagement in conduct materially and demonstrably injurious to the Employer, or (g) willful violations of any law, rule or regulation (other than traffic violations or similar offenses) or any final cease-and-





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desist order.  In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the financial institutions industry; provided, that it shall be the Holding Company's or the Bank's burden to prove by clear and convincing evidence the alleged acts and omissions and the prevailing nature of the standards the Holding Company or the Bank have alleged are violated by such acts and/or omissions.

     3.4 Good Reason. The Eligible Employee may terminate the Eligible Employee's employment for Good Reason within one (1) year after a Change in Control and during the term of this Plan and become entitled to the Benefits described in Article IV. For purposes of the Plan, "Good Reason" shall mean any of the following events, unless it occurs with the Eligible Employee's prior consent:

                (a) the material reduction of the Eligible Employee's duties and responsibilities with the Employer immediately prior to a Change in Control, or any removal of the Eligible Employee from, or any failure to reelect the Eligible Employee to, any position having such duties and responsibilities, except in connection with the termination of the Eligible Employee's employment for Disability or Cause or as a result of the Eligible Employee's death or by the Eligible Employee other than for Good Reason;

                (b) a material reduction by the Employer in the Eligible Employee's base salary or hourly wage as in effect immediately prior to the Change in Control, other than a reduction of the Eligible Employee's base salary or hourly wage pursuant to the terms of the Employer's short-term disability plan or long-term disability plan during a period in which the Eligible Employee is disabled (within the meaning of such plan or plans) and qualifies for benefits under such plan or plans; or

                (c) a relocation of the Eligible Employee's principal place of employment by more than fifty (50) miles from its location immediately prior to a Change in Control, except for required travel to an extent substantially consistent with the Eligible Employee's business travel obligations immediately prior to the Change in Control.

     3.5        Requirement of Notice of Termination.  Subsequent to any
Change in Control, any termination by an Employer pursuant to Section 3.2 or
3.3 or by an Eligible Employee pursuant to Section 3.4 shall be communicated to the other party by a Notice of Termination. For purposes of this Plan, subsequent to any Change in Control no such purported termination by the Employer shall be effective without such Notice of Termination.

     3.6 Duration of Participation. Subject to Article VIII, a Participant shall cease to be a Participant on the date the

Participant or his Beneficiary receives the total distribution of his Benefits under the Plan.

     3.7 Reemployment. Reemployment of a former Participant by an Employer shall not entitle such individual to participate hereunder unless and until the individual again becomes an Eligible Employee in accordance with
Section 2.13. A former Participant who is reemployed subsequent to receiving his Benefits shall have any Years of Benefit Service accrued prior to the Date of Termination disregarded.

     3.8 Transfer of Employment. An Eligible Employee who transfers from employment with one Employer to employment with another Employer or Affiliate shall not be entitled to receive any Benefits under Article IV as a result of such transfer.

     3.9 Authorized Leave of Absence. An otherwise Eligible Employee who is on an Authorized Leave of Absence must complete two consecutive weeks of employment with the Employer (in any position) upon return from the Authorized Leave of Absence in order to be eligible to participate in the Plan.


                                   ARTICLE IV

                                    BENEFITS



     4.1     Severance Compensation upon Termination.

                 (a) If, within one (1) year following a Change in Control, the Eligible Employee's employment by the Eligible Employee's Employer is terminated (i) by the Employer pursuant to Section 3.2 or 3.3 or by reason of death or (ii) by the Eligible Employee other than for Good Reason, the Eligible Employee shall not be entitled to any severance compensation under the Plan, but the absence of the Eligible Employee's entitlement to any benefits under the Plan shall not prejudice the Eligible Employee's right to the full realization of any and all other benefits to which the Eligible Employee shall be entitled pursuant to the terms of any employee benefit plans or other plans, arrangements, or agreements of the Employer in which the Eligible Employee is a participant or to which the Eligible Employee is a party.

                 (b) If, within one (1) year following a Change in Control, the Eligible Employee's employment by the Eligible Employee's Employer is terminated (a) by the Employer (other than pursuant to Section 3.2 or 3.3 or by reason of death) or (b) by the Eligible Employee for Good Reason, then the Eligible Employee shall be entitled to the severance compensation provided below:





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
                    (i) The Employer shall pay as severance compensation to the Eligible Employee at the time specified in subsection (iii) below, a lump sum severance payment equal to (X) in the case of any officer of an Employer, 2/12 multiplied by the Eligible Employee's Compensation paid during the twelve (12) months ended on the Date of Termination, for each full Year of Benefit Service earned by the Eligible Employee, up to a maximum of twenty-four
(24) months or (Y) in the case of any other Eligible Employee, 1/12 multiplied by the Eligible Employee's Compensation paid during the twelve (12) months ended on the Date of Termination, for each full Year of Benefit Service earned by the Eligible Employee, up to a maximum of twelve (12) months.

                    (ii) Notwithstanding the provisions of Subsection (i), if the Eligible Employee's proceeds of the Benefits payable under this Article IV includes an Excess Parachute Payment and the Eligible Employee is a Disqualified Individual, the Benefits payable hereunder shall be reduced to the largest amount that will result in no Excess Parachute Payment. The terms "Disqualified Individual" and "Excess Parachute Payment" shall have the same meaning as defined in Section 28OG of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor section of similar import.

                    (iii) The severance compensation provided for in subsection (i) above shall be made not later than the tenth (10th) day following the Date of Termination; provided, however, that, if the amount of such compensation cannot be finally determined on or before such day, the Employer shall pay to the Eligible Employee on such day an estimate, as determined in good faith by the Employer but subject to the provisions of Subsection (ii), of the minimum amount of such compensation and shall pay the remainder of such compensation (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined, but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Employer to the Eligible Employee payable on the fifth
(5th) day after demand by the Employer (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If a Participant shall die before all Benefits have been paid, any unpaid Benefits shall be paid to the Participant's Beneficiary, if living, otherwise to the personal representative of the Participant's estate.

     4.2 Absence of Duty to Mitigate Damages. The Eligible Employee shall not be obligated to mitigate damages by exercising reasonable efforts to seek other employment and no portion of the severance compensation benefits described in Article IV hereof shall be reduced by any compensation earned by the Eligible Employee as a result of employment after termination of employment by an Employer.

     4.3 Allocation to Employer. The Administrator shall, if necessary, determine each Employer's allocation of the obligations to which the Participant is entitled pursuant to this Article IV. If allocation is necessary, the Employer will pay such portion of the benefits payable hereunder as may be allocated to it. Such determination shall be binding on all Participants, Beneficiaries and the Employer. Under no circumstances shall any Participant or Beneficiary have any right to examine the books and records of any Employer other than those records of the Administrator relating only to the Benefit of the Participant.

     Notwithstanding any other provisions of this Plan, the obligations of the Bank or any other Employer to make payments hereunder shall be limited to the amount of such payments permitted by Regulatory Bulletin 27a issued by the OTS or any other applicable law or regulation in effect from time to time during the term of this Plan. All additional payments contemplated under the terms of this Plan in excess of the amount indicated in the preceding sentence shall be an obligation of the Holding Company.

     4.4 Deduction of Taxes from Amounts Payable. The Employer may deduct from the amounts to be distributed such amount as the Employer, in its sole discretion, deems proper to protect itself against liability for the payment of death, succession, inheritance, income, employment or other taxes or withholdings, and out of the money so deducted the Employer may discharge any such liability and pay the amount remaining to the Participant or the Participant's Beneficiary, as the case may be.

     4.5         Facility of Payment.    If a Participant or Beneficiary is
declared an incompetent or is a minor and a conservator, guardian, or other person legally charged with such person's care has been appointed, any benefits to which such Participant or Beneficiary is entitled shall be payable to such conservator, guardian or other person legally charged with such person's care. The decision of the Administrator in such matters shall be final, binding and conclusive upon the Employer and upon each Employee, Participant, Beneficiary, and every other person or party interested or concerned. Neither an Employer nor the Administrator shall be under any duty to see to the proper application of such payments.

     4.6         Payment of Benefit Conditional on Execution of Release.
Notwithstanding anything contained herein to the contrary, no Benefit will be paid under the Plan unless the Eligible Employee executes a formal release on a release form provided by the Administrator and such release is acknowledged by the Administrator.





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
                                   ARTICLE V

                                 ADMINISTRATION


     5.1 Authority and Responsibility of the Administrator. The Administrator shall have overall responsibility for the establishment, amendment, termination, administration and operation of the Plan. The Administrator may discharge its duty by appointment and removal (with or without cause) of individuals or of a committee or committees to whom shall be delegated those responsibilities determined by the Administrator.

     5.2 Administrator Duties. The Administrator, on behalf of the Participants and all Beneficiaries, will enforce the Plan in accordance with its terms and will have all powers necessary to accomplish that purpose, including, but not limited to, the following:

                 (a) To adopt and issue rules and regulations necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules and regulations;

                 (b) To construe and enforce the Plan in accordance with its terms and any policy and regulations it establishes;

                 (c) To determine all questions arising in its administration, including those relating to the eligibility of persons to become Participants, and the rights of Participants and their Beneficiaries, and its decision thereon shall be final and binding upon all persons hereunder;

                 (d) To authorize all disbursements of Benefits in accordance with the provisions of the Plan;

                 (e) To keep records relating to Participants and other matters applicable to this Plan;

                 (f) To make available to Participants upon request, for examination during business hours, such records as pertain exclusively to the examining Participant;

                 (g) To prescribe procedures to be followed by Participants and Beneficiaries in claiming benefits;

                 (h) To make available for inspection and to provide upon request at such charge as may be permitted and determined by the Administrator, documents and instruments required to be disclosed by the Act;

                 (i)      To designate Participants;





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
                 (j)      To prescribe and adopt the use of necessary forms;
                          and

                 (k) To appoint such agents and other specialists to aid it in the administration of the Plan as it deems necessary.

     5.3 Records. The regularly kept records of the Administrator and any Employer shall be conclusive evidence as to all matters contained therein applicable to this Plan. An Employee or other interested individual may request a correction in the record of any fact relevant for purposes of the Plan and such correction shall be made if he furnishes in support thereof documentary proof of the fact satisfactory to the Administrator.

     5.4 Administrator Decisions Final. The decision of the Administrator in matters within its jurisdiction shall be final, binding, and conclusive upon the Employer, Employees, Participants, Beneficiaries and any other person or party interested or concerned.

     5.5 Administrator as Agent. The Administrator shall act as agent for the Employers in the administration of the Plan.

     5.6 Plan Expenses. All clerical, legal and other expenses of the Plan and the Administrator's fees shall be paid by the Employer. Expenses of administering the Plan, including the fees and expenses of the Administrator, shall be borne by each Employer in such proportions as the Administrator shall determine.

     5.7 Correction of Error. In the event of an error in the adjustment of a Participant's Benefit, the Administrator will correct such error by crediting or charging the adjustment required to make such correction.

     5.8         Allocations and Delegations of Responsibility.

                 (a) Delegations. The Administrator shall have the authority to delegate, from time to time, all or any part of its responsibilities under the Plan to such person or persons as it may deem advisable and in the same manner to revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. The Employer, the Board of Directors or the Administrator shall not be liable for any acts or omissions of any such delegate. The delegate shall report periodically to the Administrator concerning the discharge of the delegated responsibilities.

                 (b) Allocations. The Administrator shall have the authority to allocate, from time to time, all or any part of its responsibilities under the Plan to one or more of the Employer's officers as it may deem advisable, and in the same manner to revoke such allocation of responsibilities. Any action of the officers to whom responsibilities are allocated in the exercise of such allocated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Administrator. The Employer, the Board of Directors or the Administrator shall not be liable for any acts or omissions of such officer. Any officer to whom responsibilities have been allocated shall report periodically to the Administrator concerning the discharge of the allocated responsibilities.

                 (c) Limit on Liability. Duties and responsibilities which have been allocated or delegated pursuant to the terms of the Plan or Subsections (a) or (b) of this Section 5.8, are intended to limit the liability of the Employer, the Holding Company, the Bank, the Board of Directors or the Administrator.

     5.9 Misrepresentations. The Administrator may (but shall not be required to) rely upon any certificate, statement or other representation made to it by an Employee, Participant or Beneficiary with respect to any fact regarding any of the provisions of the Plan. Any such certificate, statement or other representation shall be conclusively binding upon such Employee, Participant or Beneficiary or his personal representative, heir, or assignee (but not upon the Administrator), and any such person shall thereafter be estopped from disputing the truth of any such certificate, statement or other representation.


                                   ARTICLE VI

                                CLAIMS PROCEDURE


     6.1 Initial Claim for Payment. Each Participant or Beneficiary shall submit a claim for payment to the Administrator (or to such other person as may be designated by the Administrator) in such manner as is prescribed by the Administrator. A Participant shall have no right to seek review of a denial of payment or to bring any action in any court to enforce a claim for payment prior to filing a claim for payment and exhausting the rights to review delineated under Section 6.2.

     6.2 Review of Claim Denial. If a claim is denied, in whole or in part, the claimant shall have the right to request that the Administrator review the denial, provided that the claimant files a written request for review with the Administrator within sixty (60) days after the date on which the claimant received written notification of the denial. A claimant (or a claimant's duly authorized representative) may review pertinent documents and submit issues and comments in writing to the Administrator. Within sixty (60) days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred twenty (120) days after the date on which the request for review was filed). The decision on review shall be forwarded to the claimant in writing and shall include specific reasons for the decision and references to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes. If a claimant shall fail to file a request for review in accordance with the procedures herein outlined, such claimant shall have no rights to review and shall have no right to bring action in any court and the denial of the claim shall become final and binding on all persons for all purposes.


                                  ARTICLE VII

                       ADOPTION AND WITHDRAWAL FROM PLAN


     7.1 Procedure for Adoption. An Affiliate shall become an Employer for purposes of this Plan upon being designated as such by the Administrator and the Board of Directors of the Holding Company and the Bank. Upon designation as an Employer, the Employer shall be given notice of the designation by the Administrator's delivery of written notice of such to the Employer's chief executive officer. If the Administrator desires to amend this Plan as to its application to the employees of any Employer, it may do so by use of an Appendix. Notwithstanding any term or provision of this Plan, the terms and provisions as may be imposed by the Administrator and attached hereto in an Appendix shall govern.

     7.2 Procedure for Withdrawal. Any Employer (other than the Bank) may, subject to such conditions and procedures as may be imposed by the Administrator, cease to be an Employer for purposes of this Plan.

                                  ARTICLE VIII

                      DURATION, AMENDMENT AND TERMINATION


     8.1 Duration. If a Change in Control has not occurred, the Plan shall expire fifteen (15) years from the Effective Date, unless sooner terminated as provided in Section 8.2, or unless extended for an additional period or periods by resolution adopted by the Board of Directors of the Holding Company and the Bank at any time during the fifteenth (15th) year. If a Change in Control occurs, the Plan shall continue in full force and effect notwithstanding the expiration of the fifteenth (15th) year, and shall not terminate or expire until after all Participants or Beneficiaries who become entitled to receive Benefits pursuant to Article IV shall have received payment of such Benefits in full.

     8.2 Amendment and Termination. The Plan may be terminated or amended in any respect by resolution adopted by two-thirds (2/3's) of the Board of Directors, unless a Change in Control has previously occurred. If a Change in Control occurs, the Plan shall no longer be subject to amendment, change, substitution, deletion, reciprocation or termination in any respect whatsoever.

     8.3 Form of Amendment. The form of any amendment or termination of the Plan shall be a written instrument signed by a duly authorized officer or officers of the Holding Company and the Bank, certifying that the amendment or termination has been approved by the Board of Directors. An amendment of the Plan shall automatically effect a corresponding amendment to all Participants' rights hereunder. A termination of the Plan shall automatically effect a termination of all Participants' rights and benefits hereunder.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

     9.1 Successor to the Holding Company or the Bank. The Holding Company and the Bank will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all the business and/or assets of the Holding Company or the Bank, expressly, absolutely and unconditionally to assume and agree to maintain this Plan in the same manner and to the same extent that the Holding Company and the Bank would be required to perform it if no such succession or assignment had taken place. As used in this Section 9.1, the terms "Holding Company" and "Bank" shall mean the Holding Company and the Bank as hereinbefore defined and any successor or assign to either of their business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 9.1 or which otherwise becomes bound by all the terms and provisions of this Plan by operation of law.

     9.2 Liquidation. Subject to Section 8.2, in the event that the Holding Company or the Bank is liquidated, pursuant to a transaction whereby no successor company assumes the assets and liabilities of the Holding Company or the Bank, the Participant's Benefit shall be paid to the Participant, or to the Participant's Beneficiary, in one single sum.

     9.3 Indemnification. To the extent allowed by law, the Holding Company, the Bank, and each Employer shall indemnify and hold harmless each Administrator, each member of the Board of Directors, and each officer and employee of an Employer to whom are delegated duties, responsibilities, and authority with respect to the Plan against all claims, liabilities, fines and penalties, and all expenses reasonably incurred by or imposed upon such delegate or agent (including but not limited to reasonable attorney fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan and to the extent that such claim, liability, fine, penalty, or expense is not paid for by liability insurance purchased or paid for by an Employer. Notwithstanding the foregoing, an Employer shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Employer consents in writing to such settlement or compromise.

     9.4 Nonalienation of Payment. This Plan shall be binding upon and inure to the benefit of the Employer, its successors and assigns and the Participant and the Participant's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse, former spouse or children of the Participant or Beneficiary, or for any other relative of a Participant or Beneficiary prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, garnish, execute or levy upon, or otherwise dispose of any right to benefits payable hereunder, shall be void. No Employer shall in any manner be liable for, or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

     9.5 Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between an Employer and any Employee, Participant or Beneficiary.

     9.6 No Effect on Other Contractual Rights. The provisions of the Plan, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Eligible Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any Benefit Plan, employment agreement or other contract, plan or arrangement of the Eligible Employee's Employer.

     9.7 Regulatory Considerations. Notwithstanding anything herein contained to the contrary, the Plan shall be subject to the following additional terms and conditions:

                 (a) If the Eligible Employee is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer's affairs by a notice served under Section 8 (e) (3) (12 USC Section 1818 (e)(3)) or 8 (g) (12 USC Section 1818 (g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, the Employer's obligations under this Plan shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may in its discretion (i) pay the Eligible Employee all or part of the compensation withheld while their obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended;

                 (b) If the Eligible Employee is removed and/or permanently prohibited from participating in the conduct of the Employer's affairs by an order issued under Section 8(e) (12 USC Section 1818(e)) or 8(g) (12 USC Section 1818(g)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Employer under this Plan shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected;

                 (c) If the Employer is in default as defined in Section 3(x) (12 USC Section 1813(x)(1)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, all obligations of the Employer under this Plan shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the parties; and

                 (d) All obligations of the Employer under this Plan shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institutions, (i) by the Federal Deposit Insurance Corporation (the "FDIC"), at the time FDIC enters into an agreement to provide assistance to or on behalf of the Employer under the authority contained in Section 13(c) (12 USC Section 1823(c)) of the Federal Deposit Insurance Act, as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1982; or (ii) by the OTS, at the time the OTS or its District Director approves a supervisory merger to resolve problems related to the operations of the Employer or when the Employer is determined by the OTS or FDIC to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

     9.8 Source of Payment. All payments under this Plan shall be from the general funds of the Employer, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment. No Participant or Beneficiary shall have any right, title, or interest whatever in or to any investments which the Employer may make to the Employer in meeting its obligations hereunder. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between an Employer and any Participant or Beneficiary. To the extent that any person acquires a right to receive payments from the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

     9.9 Headings. The headings of Articles and Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

     9.10 Invalidity of Certain Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Plan shall be construed and enforced as if such provisions, to the extent invalid or unenforceable, had not been included.

     9.11 Law Governing. The Plan shall be construed and enforced according to the laws of the State of Illinois (other than its laws respecting choice of law) to the extent not preempted by ERISA.

     9.12 Limitation on Liability. No Administrator, Employer nor any agent or representative of any Employer who is an employee, officer, or director of an Employer in any manner guarantees the payments to be made under this Plan against loss or depreciation, and to the extent not prohibited by federal law, none of them shall be liable (except for his own gross negligence or willful misconduct), for any act or failure to act, done or omitted in good faith, with respect to the Plan. No Administrator or Employer shall be responsible for any act or failure to act of any agent appointed to administer the Plan.

     9.13 Prior Benefits. This Plan amends, restates and supersedes any plan, arrangement, agreement or obligation of the Employer to a Participant respecting the provision of each and any severance benefit or payment.

     9.14 Notices. Whenever any notice may be or is required to be given under the Plan, such notice shall be deemed to have been duly given by United States registered mail, return receipt requested, postage prepaid, as follows:

                 If to the Holding Company, Bank, Administrator or any Employer:

                 St. Paul Federal Bank For Savings
                 6700 West North Avenue
                 Chicago, IL 60635
                 Attention of: Chairman, Organizational Planning Committee

                 If to any person:

                 His last address appearing in the records of the Administrator or Employer, or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only receipt.

     9.15 Destruction of Records. The Administrator is authorized to cremate or otherwise destroy correspondence, or other files, including but not limited to, correspondence of transmittal for checks, statements and account analyses and correspondence with terminated Employees, after a period of six
(6) years.

     9.16 Gender and Number. Except where the context indicates to the contrary, when used herein, masculine terms shall be deemed to include the feminine, singular the plural, and plural the singular.

     9.17 Arbitration. Any dispute or controversy arising under or in connection with this Plan shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     Executed this 20th day of December, 1993.

                             ST. PAUL BANCORP, INC.

ATTEST:



                                     By:
Secretary



                             ST. PAUL FEDERAL BANK FOR SAVINGS

ATTEST:



                                     By:
Secretary